EXHIBIT 10.2

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made as of the date day of month,                 .

BETWEEN:

ONCOTHYREON INC., a corporation,

incorporated under the laws of the State of

Delaware

(hereinafter called the “Company”)

OF THE FIRST PART

- and -

Name, an employee/ director

of the Company or one of its Subsidiaries or

an entity controlled by the Company

(hereinafter called the “Optionee”)

OF THE SECOND PART

WHEREAS the Company has established a Share Option Plan (such Share Option Plan, as may be supplemented or amended from time to time, is hereinafter called the “Plan”) for directors and full time employees of the Company or its subsidiaries and service providers of the Company or any entity controlled by the Company;

AND WHEREAS the Optionee is eligible to participate in the Plan and the granting of an option to the Optionee pursuant to the Plan on the terms hereinafter set forth has been duly authorized;

NOW THEREFORE THIS AGREEMENT WITNESSETH that it is agreed by and between the parties hereto as follows:

1.	In this Agreement the term “Share” shall mean one or more common shares in the capital of the Company as constituted at the date of this Agreement and the term “Triggering Event” shall have the meaning ascribed thereto in Exhibit A hereto.

2.	The Company hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase number in words Shares of the Company (hereinafter called the “Optioned Shares”) at the exercise price of option price $ ##.### (in words) per Share (hereinafter called the “Purchase Price”).

3.	The Optionee shall, subject to the terms and conditions hereinafter set out and the vesting provisions set forth below, have the right to exercise the option hereby granted with respect to all or any part of the Optioned Shares at any time or from time to time on and after the first (1st) anniversary of [insert vesting commencement date from written consent] (hereinafter called the “Vesting Commencement Date”), but prior to the close of business on the eighth (8th) anniversary of the date of grant of such option (hereinafter called the “Expiry Date”).

Subject to the terms and conditions set forth herein, twenty-five (25%) per cent of the Optioned Shares shall vest and become exercisable on the first (1st) anniversary of the Vesting Commencement Date and the balance of the Optioned Shares shall vest and become exercisable in equal monthly increments for thirty-six (36) months following the first anniversary of the Vesting Commencement Date, such that all of the Option Shares shall be vested and exercisable on the fourth (4th) anniversary of the Vesting Commencement Date.

Notwithstanding the foregoing if a Triggering Event shall occur subsequent to the latest of the dates on which the shareholders of the Company approve the Plan, the Optionee shall have the right to immediately exercise the option hereby granted as to all of the Optioned Shares including, without limitation, those Optioned Shares which cannot be exercised immediately prior to the occurrence of the Triggering Event, provided the Optionee at the time of the occurrence of the Triggering Event is an Employee, Director or Service Provider (as defined in the Plan). Further, notwithstanding that paragraph 4 hereof, may provide for a shorter period, the Optionee shall have a minimum of ninety (90) days from the date of the occurrence of the Triggering Event to exercise the option hereby granted, provided the Optionee at the time of the occurrence of the Triggering Event is an Employee, Director or Service Provider and provided further that the Expiry Date does not occur prior to the expiration of such ninety (90) day period in which case the minimum period shall be from the date of the occurrence of the Triggering Event to the Expiry Date.

At the close of business on the Expiry Date the option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not then been exercised.

4.	In the event of the termination of the Optionee’s employment with the Company or any Subsidiary of the Company, or the Optionee ceasing to be a Service Provider, prior to the close of business on the Expiry Date for any reason other than: (i) death; (ii) Disability; (iii) Retirement; or (iv) termination of the Optionee’s employment by the Company or its Subsidiary, as the case may be, or the Optionee’s termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), the option hereby granted to the Optionee in respect of his employment or as a Service Provider shall forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option has not been previously exercised.

Other than with respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of the Optionee’s employment by the Company or any of its Subsidiaries, as the case may be, or the Optionee’s termination as a Service Provider, in either case without cause (as determined by the Company in its sole discretion), any option hereby granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the Expiry Date, whichever is the earlier.

With respect to the President and each of the Vice-Presidents of the Company, in the event of the termination of such Optionee’s employment by the Company or any of its Subsidiaries, as the case may be, or such Optionee’s termination as a Service Provider, in either case without cause, or the Optionee ceasing to be a Service Provider, any option hereby granted in respect of his employment or as a result of his being a Service Provider will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is the second anniversary of the date of the termination of his employment or his ceasing to be a Service Provider, as the case may be, or prior to the close of business on the Expiry Date, whichever is the earlier.

In the event of the Optionee ceasing to be a Director, any option hereby granted as a result of his being a Director will continue to vest and may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of his ceasing to be a Director or prior to the close of business on the Expiry Date, whichever is the earlier.

5.	In the event of the Retirement of the Optionee while in the employment of the Company or any Subsidiary, the option hereby granted may be exercised by the Optionee in accordance with the provisions of paragraph 3 hereof at any time up to and including, but not after, the Expiry Date.

6.	In the event of the death of the Optionee while in the employment of the Company or any Subsidiary or while a Director or Service Provider, as the case may be, the option hereby granted may be exercised by the legal representative of the Optionee in the same manner and to the same extent as the Optionee, if living, could have exercised it under the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date of the death of the Optionee or prior to the close of business on the Expiry Date, whichever is the earlier.

7.	In the event of the Disability of the Optionee while in the employment of the Company or any Subsidiary or while a Director or Service Provider, as the case may be, the option hereby granted may be exercised by the Optionee or the legal representative of the Optionee in the same manner and to the same extent as the Optionee could have exercised it under the provisions of paragraph 3 hereof at any time up to and including, but not after, the date which is 180 days after the date on which the Optionee is determined to have a Disability or prior to the close of business on the Expiry Date, whichever is the earlier.

8.	Notwithstanding paragraphs 4 hereof: (i) if an Optionee who was granted an option in one capacity (e.g., as an employee of the Company) continues on immediately thereafter with the Company or any of its Subsidiaries in another capacity (e.g., as a Service Provider or an employee of a Subsidiary of the Company), then the provisions of paragraph 4 hereof shall not apply to terminate such option solely as a result of such change; and (ii) the board of directors of the Company shall have the right by resolution to waive termination of the option hereby granted where same would otherwise cease and terminate and to fix the time for vesting of the option hereby granted and within which such Optionee may exercise the option hereby granted, but the time permitted for vesting and exercise in said resolution shall not extend beyond the Expiry Date.

9.	Subject to the foregoing, the option hereby granted shall be exercisable by the Optionee or his legal representative giving written notice to the Company at its principal office in the City of Seattle either by mailing the same addressed to the Company at such office or by delivering such notice to the Corporate Controller of the Company (not being himself the Optionee) and by the Optionee making payment for the Optioned Shares as hereinafter provided.

Such notice shall specify the number of Optioned Shares in respect of which the option hereby granted is being exercised and either shall be accompanied by payment to the Company in the City of Seattle of the full purchase price for the number of Optioned Shares so specified, or shall specify that payment of the full purchase price for the number of Optioned Shares so specified shall be made to the transfer agent and registrar of the Shares in exchange for a certificate or certificates representing the number of the Optioned Shares so specified. Such notice, if mailed, shall be deemed to have been given on the day upon which such notice is actually received by the Company and, if delivered as aforesaid, shall be deemed to have been given on the date of delivery.

Upon receipt of such notice, the Company shall forthwith instruct the transfer agent and registrar of the Shares to deliver to the Optionee or his legal personal representative, as the case may be (or as otherwise directed in the notice exercising the option) within twenty (20) days thereafter a certificate or certificates in the name of the Optionee or his legal personal representative as the case may be for the number of Optioned Shares in respect of which the option is being exercised. In the event that the Optionee has specified that payment of the Purchase Price for the number of Optioned Shares so specified is to be made to the transfer agent and registrar of the Shares, in which event the transfer agent and registrar of the Shares in exchange for a certificate or certificates representing such number of Optioned Shares, the Company shall so advise the transfer agent and registrar of the Shares, in which event the transfer agent and registrar of the Shares shall deliver the certificate or certificates only against receipt by it of payment to the Company in the City of Seattle of the full purchase price for the number of Optioned Shares in respect of which the option is being exercised.

The option shall be deemed to have been exercised with respect to the number of Shares specified in such notice on the date that payment of the Purchase Price for such number of Optioned Shares is received by the Company or by the transfer agent and registrar of the Shares on behalf of the Company, as the case may be.

10.	Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for or obligate the Company to issue any Optioned Shares except those in respect of which the Optionee shall have exercised this option in the manner hereinbefore provided.

11.	In the event that the Shares of the Company are changed, consolidated, converted, subdivided or reclassified or if any dividend is payable in Shares of the Company or other action of a similar nature affecting the number of Shares of the Company is taken, then in such event the number of Shares in respect of which this option is granted and the number of Shares issuable upon the exercise of this option shall be correspondingly adjusted without any change in the total price applicable to the Optioned Shares.

12.	The Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Optioned Shares (including any right to receive dividends or other distributions in respect thereof) except in respect of Optioned Shares which shall have been taken up and paid for in full pursuant hereto.

13.	Time shall be of the essence in this Option Agreement.

14.(a)Notwithstanding anything hereinbefore contained to the contrary, the Optionee shall not be entitled to exercise any option hereby granted with respect to the Optioned Shares unless and until the Plan has been approved by the shareholders of the Company at a meeting of shareholders of the Company duly convened for that purpose.

      (b)Notwithstanding any contrary provision of this Option Agreement, no certificate representing the Shares will be issued to the Optionee, unless and until satisfactory arrangements will have been made by the Optionee with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Optionee. If the Optionee fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, the Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

      (c)It is understood and acknowledged that the Company has offered the Optionee no tax or other advice in connection with this option and assumes no responsibility therefor. It is the responsibility of the Optionee to obtain his own independent tax and other advice with respect to this option.

15.	This Option Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and shall also enure to the benefit of and be binding upon the Optionee and, as provided in paragraphs 6 and 7 hereof, his legal personal representative. This Option Agreement and the option granted hereby shall not be assignable by the Company or by the Optionee or his legal personal representative. Subject to prior approval of the stock exchanges on which the Shares are listed and any other relevant regulatory authority, the terms and conditions of this Option Agreement may be amended, modified or altered by the Company with the consent of the Optionee provided that such amendment, modification or alteration is not contrary to the provisions of the Plan and this Option Agreement.

IN WITNESS WHEREOF this Option Agreement has been executed by the parties hereto.

ONCOTHYREON INC.

By:
Robert L. Kirkman, MD President & CEO

OPTIONEE

Signature

Printed Name

Residence Address

EXHIBIT A

(a)	“Change in Control” shall be deemed to have occurred if, on or after the date hereof (i) the board of directors of the Company passes a resolution to the effect that, for purposes of the Share Option Plan of the Company and this agreement, a Change in Control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, twenty-five (25%) per cent or more of the outstanding voting securities of the Company or any successor to the Company in any manner, including without limitation as a result of a takeover bid or an amalgamation of the Company with any other corporation or any other business combination or reorganization, and for purposes hereof “voting security” means any security other than a debt security carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

(b)	“Disability” means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or a determination by the board of directors of the Company in its sole discretion.

(c)	“Offer” means an offer to purchase, a solicitation of an offer to sell or an acceptance of an offer to sell Shares made by an Offeror to all or substantially all the holders of Shares whose last address on the records of the Company is in Canada other than the Offeror or any associate of the Offeror or any person acting jointly or in concert with the Offeror in relation to the Offer and shall include any amended, supplemented or extended Offer and any Offer made through the facilities of a stock exchange in Canada on which the Shares are listed;

(d)	“Offeror” means any person, other than an agent, who makes an Offer, including the Company, and shall include any persons who make an Offer or Offers acting jointly or in concert;

(e)	“Retirement” means: (i) the act of an Employee voluntarily retiring from employment at any time after the Employee has reached the age of sixty; or (ii) the termination of an Employee’s employment after the Company’s and/or any Subsidiary’s determination that there is not enough work to continue to employ the Employee, at any time after the Employee has reached the age of sixty and has been employed by the Company and/or a Subsidiary for a minimum period of ten consecutive years immediately preceding the date of his retirement; and

(f)	“Triggering Event” means a Change in Control having occurred or an Offer having been made.